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                                                                    Exhibit 20.l

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-6




Section 7.3 Indenture                               Distribution Date: 7/15/2004
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(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per
            $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                    0.00
            Class B Principal Payment                                    0.00
            Class C Principal Payment                                    0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                     1,149,750.00
            Class B Note Interest Requirement                       120,312.50
            Class C Note Interest Requirement                       210,487.50
                      Total                                       1,480,550.00

       Amount of the distribution allocable to the interest on the Notes per
            $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                          1.14063
            Class B Note Interest Requirement                          1.43229
            Class C Note Interest Requirement                          1.94896

(iii)  Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                       1,008,000,000
            Class B Note Principal Balance                          84,000,000
            Class C Note Principal Balance                         108,000,000

(iv)   Amount on deposit in Owner Trust Spread Account           12,000,000.00

(v)    Required Owner Trust Spread Account Amount                12,000,000.00



                                             By:
                                               ------------------------
                                             Name:  Patricia M. Garvey
                                             Title: Vice President